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As filed with the Securities and Exchange Commission on July 10, 2002

                                                     Registration No. 333-_____
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                                    FORM 8-A

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                            BRANDPARTNERS GROUP, INC.
               (Exact name of registrant as specified in charter)

               Delaware                                   13-3236325
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

777 Third Avenue, New York, New York                           10017
(Address of principal executive offices)                     (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                 Name of each exchange on which
         to be so registered                 each class is to be registered

                   None                              None


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-86510

Securities to be registered pursuant to Section 12(g) of the Exchange Act:

                                Class A Warrants
                                (Title of Class)

                                Class B Warrants
                                (Title of Class)


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Item 1.  Description of the Registrant's Securities to be Registered.

         Information with respect to the Class A Warrants and Class B Warrants is incorporated herein by reference to the section entitled "Description of the Warrants" in the prospectus included in the Registration Statement on Form S-3 (Registration No. 333-86510), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). A description of the Company's Common Stock, previously registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, is incorporated herein by reference to the section entitled "Description of the Common Stock" in the prospectus included in the Registration Statement. The Registration Statement was originally filed with the Commission on April 18, 2002.

Item 2.  Exhibits

         3.1 By-laws of BrandPartners Group, Inc. (incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001).

         3.2 Certificate of Incorporation dated August 7, 2001 (incorporated by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001).

         4.1 Specimen Certificate of Common Stock (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2001).

         4.2 Form of Warrant Agreement by and between the registrant and the Warrantholders listed therein, including Form of Warrant Certificate (incorporated by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-3 dated April 18, 2002).

         4.3 Form of Registration Rights Agreement by and between the registrant and the Holders listed therein (incorporated by reference to Exhibit 4.2 to the registrant's Registration Statement on Form S-3 dated April 18, 2002).


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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 10, 2002                           BRANDPARTNERS GROUP, INC.

                                               By: /s/ Jeffrey S. Silverman
                                                   -------------------------
                                                       Jeffrey S. Silverman
                                                       Chairman and Chief
                                                        Executive Officer